UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  November 24, 2004

 Date of earliest event reported:  November 23, 2004

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 23, 2004, Northwest Airlines, Inc. (“Northwest”), the principal operating subsidiary of Northwest Airlines Corporation (the “Company”), issued a press release announcing that Northwest has successfully completed the restructuring of its $975 million revolving bank credit facility, which was scheduled to mature in October 2005.  On November 23, 2004, Northwest, as the borrower, and the Company and other affiliated companies, as guarantors, entered into an Amended and Restated Credit and Guarantee Agreement (the “Agreement”) with a consortium of banks providing for a new term loan.  J.P. Morgan, Deutsche Bank and Citigroup are joint lead arrangers and book runners for the transaction and U.S. Bank, ABN-Amro and Calyon are agents on the loan.

The new term loan has an initial principal amount of $975 million and is comprised of two tranches with the following interest rates and amortization schedules:

	Tranche A		Tranche B
Principal Amount	$575,000,000		$400,000,000
Interest Rate	LIBOR plus 5¼	%	LIBOR plus 6¾ %
Amortization Schedule*:
November 23, 2005	25%		1%
November 23, 2006	12½	%	1%
November 23, 2007	12½	%	1%
November 23, 2008	0%		1%
November 23, 2009	50%		1%
November 23, 2010	—		95%

* Percentage of the original principal amount of the loan

The new loan continues to be secured by the same collateral as was pledged to secure the original revolving credit facility.  The Agreement contains a covenant requiring the Company to maintain unrestricted cash, cash equivalents and short term investments in an amount not less than $900,000,000 at any time.  In addition, the Agreement contains a covenant that requires the Company to maintain a ratio of earnings (defined as operating income adjusted to exclude the effects of depreciation, amortization, aircraft rents and non-recurring non-cash charges and to include the effects of interest income and governmental reimbursements for losses resulting from developments affecting the aviation industry) to fixed charges (comprising interest expense and aircraft rents) of at least 0.50 to 1.0 for the nine months ending December 31, 2004 and the twelve months ending March 31, 2005 and, with respect to any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to March 31, 2005) ending with any fiscal quarter set forth below, of at least the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter(s) Ended	Consolidated EBITDAR to Consolidated Fixed Charges
6/30/05-6/30/06	1.00 to 1.0
9/30/06	1.05 to 1.0
12/31/06	1.15 to 1.0
3/31/07	1.30 to 1.0
6/30/07	1.45 to 1.0
9/30/07 and thereafter	1.50 to 1.0

A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 9.01(c).         Exhibits

Exhibit 99               Press Release of Northwest Airlines dated November 23, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated:  November 24, 2004

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Northwest Airlines, Inc. dated November 23, 2004